                                                                  EXHIBIT 10.2.1

                               AUTOCAM CORPORATION

                FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT

            This FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this "FIRST AMENDMENT") is dated as of March 31, 2005 and entered into by and among Autocam Corporation, a Michigan corporation (the "COMPANY"), Autocam France, Sarl, a French societe a responsabilite limitee (limited liability company) ("EUROPEAN BORROWER"), Titan Holdings, Inc., a Delaware corporation ("HOLDINGS"), the other Credit Parties listed on the signature pages hereof, the financial institutions party hereto (each individually a "LENDER" and collectively the "LENDERS"), Citicorp North America, Inc., as General Administrative Agent and Collateral Agent ("GENERAL ADMINISTRATIVE AGENT") and Citibank International Plc, as European Administrative Agent ("EUROPEAN ADMINISTRATIVE AGENT"), and is made with reference to that certain Credit and Guaranty Agreement dated as of June 21, 2004, by and among Company, European Borrower, Holdings, certain subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, Goldman Sachs Credit Partners L.P. ("GSCP") and Citigroup Global Markets, Inc., as Joint Lead Arrangers and Joint Book Runners, GSCP, as Syndication Agent, General Administrative Agent, European Administrative Agent, and Bank One, NA, ING Capital, LLC, and National City Bank as Documentation Agents (the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement.

                                    RECITALS

WHEREAS, the Company and the Lenders desire to amend the Credit Agreement to (i) permit the Company to incur additional Term Loans or certain other Indebtedness in the aggregate principal amount of up to $20,000,000, the proceeds of which will be used to repay certain outstanding Revolving Loans, pay fees and expenses, and, to the extent of any excess, for working capital and general corporate purposes, (ii) amend the Interest Coverage Ratio covenant in Section 6.8(a) of the Credit Agreement, (iii) amend the Leverage Ratio covenant in
Section 6.8(b) of the Credit Agreement, (iv) add a Senior Leverage Covenant, (v) amend the Applicable Margins, (vi) adjust the amortization schedule for the European Term Loans, and (vii) address certain other matters set forth below.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO CREDIT AGREEMENT

1.1   AMENDMENTS TO SECTION 1: DEFINITIONS AND INTERPRETATION.

      A. Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

            "ADDITIONAL TERM LOANS" means additional term loans made to Company and/or European Borrower pursuant to Section 2.1(c).

      "CONSOLIDATED SENIOR DEBT" means Consolidated Total Debt minus the aggregate stated balance sheet amount of all Subordinated Indebtedness, determined on a consolidated basis in accordance with GAAP.

      "FIRST AMENDMENT" means that certain First Amendment to this Agreement, dated as of March 31, 2005.

            "FIRST AMENDMENT EFFECTIVE DATE" means "First Amendment Effective Date" as defined in the First Amendment.

      "NET MARGIN" is defined in Section 2.8(i).

      "NEW POLISH SUBSIDIARY" is defined in Section 6.1(b)(vii).

      "SECTION 1.2D EFFECTIVE DATE" means the "Section 1.2D Effective Date" as defined in the First Amendment.

            "SENIOR LEVERAGE RATIO" means, as of the last day of any Fiscal Quarter, the ratio of (a) Consolidated Senior Debt as at such date to (b) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date.

      B. (i) The definition of "Applicable Margin" set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting clause (i)(a) thereof in its entirety and substituting the following therefor: "(a) 3.25% from the First Amendment Effective Date until the later of (I) the date that is twelve months after the First Amendment Effective Date, and (II) three business days after the date on which General Administrative Agent has received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(d) demonstrating a Leverage Ratio of less than or equal to 4.50:1.00; provided that from and after the Section 1.2D Effective Date, the Applicable Margin with respect to the European Term Loans pursuant to this clause (a) shall be 3.75%, and".

(ii) From and after the Section 1.2D Effective Date, the definition of "Applicable Margin" set forth in Section 1.1 of the Credit Agreement is hereby further amended by deleting the table set forth therein and inserting the following table in place thereof:

                        APPLICABLE MARGIN FOR REVOLVING
LEVERAGE              LOANS, EUROPEAN REVOLVING LOANS AND     APPLICABLE MARGIN FOR EUROPEAN TERM
  RATIO                        U.S. TERM LOANS                              LOANS
----------------      -----------------------------------     -----------------------------------
> or = 3.00:1.00                    3.00%                                   3.50%

< 3.00:1.00                         2.75%                                   3.25%

      C. The definition of "Asset Sale" set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the word "and" at the end of clause
(iii) thereof, inserting a "," at the end of clause (iii) thereof and adding the following after clause (iv) thereof:

"and (v) the sale, transfer, lease, other disposition or relocation of equipment by Bouverat or Frank & Pignard to the New Polish Subsidiary (or to a plant owned or leased by such New Polish Subsidiary); provided, that, the aggregate fair market value of such equipment when sold, transferred, leased, disposed of or relocated by Bouverat or Frank & Pignard to the New Polish Subsidiary (or to a plant owned or leased by such New Polish Subsidiary) and not sold, transferred, leased, disposed of or relocated back to Bouverat or Frank & Pignard shall not exceed $8,500,000, unless such equipment remains or becomes subject to a perfected security interest (or analogous Lien) under applicable law reasonably satisfactory to Administrative Agents and Syndication Agent securing either Obligations under this Agreement or intercompany loans permitted hereby that are pledged as Collateral to the Collateral Agent. The Collateral

Agent shall (x) grant its consent to any transaction described in the foregoing clauses (i) - (v), if consent is necessary to permit any such transaction under any Collateral Document, and (y) at the request and sole expense of such transferor, execute and deliver all releases or other documents reasonably necessary or desirable for the release of the Liens created by any of the Collateral Documents on the property that is the subject of such transaction."

      D. The definition of "Consolidated Interest Expense" set forth in Section
1.1 of the Credit Agreement is hereby amended by changing the reference to "Section 2.11(d)" set forth therein to "Section 2.11(e)" and inserting the following at the end thereof:

      ", any amounts paid in respect of Additional Term Loans or Indebtedness incurred pursuant to Section 6.1(s), in either case, before, on or about the date the same are incurred and amounts paid in connection with the First Amendment before, on or about the First Amendment Effective Date, including amounts paid to Lenders pursuant to Section 4E of the First Amendment."

      E. The definition of "French Restructuring Costs" set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the words "and incremental management costs" after the words "relocation costs" where they appear therein.

1.2   AMENDMENTS TO SECTION 2: LOANS AND LETTERS OF CREDIT.

      A. Section 2.1 of the Credit Agreement is hereby amended by inserting the following as Section 2.1(c):

      "(c) Additional Term Loans. Company may from time to time, by notice to Administrative Agents, request that, on the terms and subject to the conditions contained in this Agreement, Lenders and/or other financial institutions not then a party to this Agreement that constitute Eligible Assignees make additional term loans to Company in Dollars and/or to European Borrower in Euros in an aggregate amount of up to $20,000,000 or its Dollar Equivalent minus the aggregate principal amount of Indebtedness theretofore or concurrently incurred under Section 6.1(s), which additional term loans may be made as increases in the amount of U.S. Term Loans or European Term Loans, as applicable, hereunder or as one or more additional tranches of Term Loans hereunder; provided, that (i) no Event of Default or Default shall have occurred and be continuing or result from the incurrence of such additional term loans, (ii) after giving effect to the incurrence of such additional term loans, Company is in pro forma compliance with the financial covenants set forth in Sections 6.8(a), 6.8(b) and 6.8(d), (iii) the proceeds of such additional term loans are used to repay Revolving Loans then outstanding (without reduction of the Revolving Commitments), pay related fees and expenses and, to the extent of any excess, for working capital and general corporate purposes, (iv) the final stated maturity of the additional term loans shall be no earlier than the final stated maturity of the existing Term Loans, and (v) the weighted average life to maturity of any additional term loans made to Company shall not be less than the remaining weighted average life to maturity of the existing U.S. Term Loans and the weighted average life to maturity of any additional term loans made to European Borrower shall not be less than the remaining weighted average life to maturity of the existing European Term Loans (after giving effect to Section 1.2D of the First Amendment, to the extent the same is effective as of the date such additional term loans are incurred). Nothing contained in this paragraph or otherwise in this Agreement is intended to commit any Lender, Agent or Joint Lead Arranger to provide any portion of any such additional term loans.

      If and to the extent that any Lenders and/or such other financial institutions agree, in their sole discretion, to provide any such additional term loans on the terms and conditions set forth herein, (i) the aggregate amount of the U.S. Term Loans and/or European Terms Loans, as applicable, shall be increased by the amount of the additional term loans agreed to be so provided or an additional tranche or tranches of Term Loans shall be established, (ii) if necessary, the Pro Rata Shares of the respective Lenders in respect of the U.S. Term Loans and/or European Term Loans and in the aggregate shall be proportionally adjusted, (iii) Company shall execute and deliver any additional Notes as any Lender may reasonably request and such modifications to the Credit Documents and customary deliverables as the Administrative Agents may reasonably request. In connection with the additional term loans provided for in this
      Section 2.1(c), conforming amendments and/or supplements shall be made to this Agreement and the other Credit Documents to reflect such additional term loans without the consent of any Lender not a lender of such additional term loans, including, without limitation, if applicable, conforming amendments and/or supplements: (i) to provide for the additional term loans as "U.S. Term Loans" and/or "European Term Loans", if applicable, or as new tranches of Term Loans hereunder and to share ratably in the benefits of this Agreement and the other Credit Documents with the other Term Loans made to the same Borrower under this Agreement, including in respect of Collateral and in the application of prepayments,
      (ii) subject to Section 2.8(i), to provide for the interest rates applicable to such additional term loans and amortization schedules for such additional term loans, and (iii) to include Lenders of the additional term loans in any determination of Lenders, Requisite Lenders, Requisite Class Lenders and Pro Rata Share as well as secured parties and/or beneficiaries under Collateral Documents. Notwithstanding anything in this Agreement expressed or implied to the contrary (including, without limitation in Section 10.5), nothing herein shall be construed to require consent from Lenders that are not lenders of such additional term loans to the incurrence of such term loans in compliance with this Section 2.1(c), and this Section 2.1(c) shall supersede any provisions in Section 10.5 to the contrary."

      B. Section 2.6 of the Credit Agreement is hereby amended by inserting the following sentence after the first sentence of such Section:

            "The proceeds of any Additional Term Loans made on or after the First Amendment Effective Date shall be used by the Company to repay Revolving Loans (without any reduction in Revolving Loan Commitments), to pay fees and expenses related to the First Amendment and the incurrence of such Additional Term Loans, and, to the extent of any excess, for working capital and general corporate purposes."

      C. Section 2.8 of the Credit Agreement is hereby amended by inserting the following as Section 2.8(i):

                  "(i) In the event that, at any time, the Net Margin applicable to any Additional Term Loan that is a Eurocurrency Rate Loan is more than 0.50% per annum in excess of the Applicable Margin applicable to any other Loans that are Eurocurrency Rate Loans pursuant to
            Section 2.8(a), then:

                        (w) subject to clause (z), below, the Applicable Margin
                  for all existing Loans that are Eurocurrency Rate Loans shall automatically be increased to any extent required so that the Applicable Margin for such existing Loans that are Eurocurrency Rate Loans is 0.50% below stated margin over a LIBOR or EURIBOR reference rate applicable to such Additional Term Loans;

                        (x) subject to clause (z) below, the Applicable Margin
                  for all existing Loans that are Eurocurrency Rate Loans shall automatically be further increased to the extent required (if at all) so that the Applicable Margin for all such existing Loans that are Eurocurrency Rate Loans is 0.50% below the Net Margin applicable to such Additional Term Loans;

                        (y) if, as of the date such Additional Term Loans are
                  incurred, the Section 1.2D Effective Date has occurred, the Applicable Margin for all European Term Loans shall automatically be further increased to the extent required (if at all), so that the Applicable Margin for all European Term Loans that are Eurocurrency Rate Loans is .50% above the Applicable Margin applicable to all other Existing Loans as adjusted pursuant to clauses (w) and (x), above; and

                        (z) if the applicable Additional Term Loans are incurred
                  by the European Borrower after the Section 1.2(D) Effective Date, then (i) only the Applicable Margin for the existing European Term Loans shall adjust pursuant to clauses (w) and
                  (x), above, and (ii) the Applicable Margin for all other existing Loans that are Eurocurency Loans shall be automatically increased to the extent required (if at all), so that the Applicable Margin for such other Existing Loans is .50% below the Applicable Margin for the existing European Term Loans as adjusted pursuant to clause (z)(i).

            Upon any increase in the rate of interest in respect any existing Loans that are Eurocurrency Rate Loans pursuant to this Section 2.8(i), the rate of interest applicable to such existing Loans that are Base Rate Loans shall automatically increase by the number of basis points equal to such basis point increase in the interest rate in respect of such existing Loans that are Eurocurrency Rate Loans. Any increases effected under clauses (w)-(z) above shall remain in effect to the extent necessary to ensure that (A) the Net Margin for the Additional Term Loans does not exceed the Applicable Margin for the existing Loans (or just the European Term Loans, to the extent clause (z), above, applies) by more than .50% and (B) to the extent the Section 1.2(D) Effective Date has occurred, that the Applicable Margin applicable to the European Term Loans is .50% above the Applicable Margin for the other existing Loans, notwithstanding any downward adjustment of the Applicable Margin applicable to any of the existing Loans pursuant to the definition thereof. The applicability of this Section and the amount of any increase in interest rate required thereby shall be determined in good faith by the Administrative Agents and the Syndication Agent, in consultation with the Borrowers, at the time any Additional Term Loans are made and at any time thereafter when the Applicable Margin (or the equivalent thereof in respect of Additional Term Loans) is adjusted. Any increase in interest rate required by this Section (as so determined), shall be effective automatically without any action or consent of any Borrower, Guarantor or Lender. "NET MARGIN" for purposes of any Additional Term Loan shall mean the sum of (a) the stated margin over a LIBOR or EURIBOR reference rate applicable (or which may be applicable, at the borrower's option) to such Additional Term Loan plus (b) any original issue discount or fees offered to lenders in respect of such Additional Term Loan (excluding any arrangement, structuring or other fees payable in connection therewith but not shared with all lenders of such Additional Term Loans) amortized equally over the period from the date such Additional Term Loan is incurred to the maturity date applicable to such Additional Term Loan; provided, that such original issue discount and/or fees shall not be amortized over a period of greater than four years."

      D. Section 2.12(a) of the Credit Agreement is hereby amended by deleting the table contained therein in its entirety and substituting the following table therefor:

                                  U.S. TERM LOAN           EUROPEAN TERM LOAN
FISCAL QUARTER ENDING              INSTALLMENTS               INSTALLMENTS
---------------------             --------------           ------------------
September 30, 2004                 $   82,500                (euro)783,750

December 31, 2004                  $    82,500               (euro)  783,750
March 31, 2005                     $    82,500               (euro)  783,750
June 30, 2005                      $    82,500               (euro)  783,750
September 30, 2005                 $    82,500               (euro)  783,750
December 31, 2005                  $    82,500               (euro)  783,750
March 31, 2006                     $    82,500               (euro)  783,750
June 30, 2006                      $    82,500               (euro)  783,750
September 30, 2006                 $    82,500               (euro)  783,750
December 31, 2006                  $    82,500               (euro)  783,750
March 31, 2007                     $    82,500               (euro)1,097,250
June 30, 2007                      $    82,500               (euro)1,097,250
September 30, 2007                 $    82,500               (euro)1,097,250
December 31, 2007                  $    82,500               (euro)1,097,250
March 31, 2008                     $    82,500               (euro)1,410,750
June 30, 2008                      $    82,500               (euro)1,410,750
September 30, 2008                 $    82,500               (euro)1,410,750
December 31, 2008                  $    82,500               (euro)1,410,750
March 31, 2009                     $    82,500               (euro)3,526,875
June 30, 2009                      $    82,500               (euro)3,526,875
September 30, 2009                 $    82,500               (euro)3,526,875
December 31, 2009                  $    82,500               (euro)3,526,875
March 31, 2010                     $    82,500               (euro)5,120,500
June 30, 2010                      $    82,500               (euro)5,120,500
September 30, 2010                 $ 7,755,000               (euro)5,120,500
December 31, 2010                  $ 7,755,000               (euro)5,120,500
March 31, 2011                     $ 7,755,000               (euro)5,120,500

June 15, 2011                      $ 7,755,000               (euro) 5,120,500
                                   -----------
TOTAL                              $33,000,000               (euro)62,700,000
                                   ===========

1.3   AMENDMENT TO SECTION 6: NEGATIVE COVENANTS.

      A. Section 6.1 of the Credit Agreement is hereby amended by deleting the word "and" at the end of clause (q) thereof, deleting the period at the end of clause (r), inserting "; and" at the end of clause (r), and inserting the following clause "(s)" after clause (r):

            "(s) Indebtedness of Company and the Guarantor Subsidiaries in an aggregate principal amount not to exceed $20,000,000 minus the aggregate principal amount of Indebtedness theretofore or concurrently incurred pursuant to Section 2.1(c); provided, that (i) such Indebtedness shall be unsecured except for Liens on Collateral subordinated to the Liens thereon in favor of the Collateral Agent for the benefit of the Lenders securing the Obligations, (ii) the final maturity of such Indebtedness shall be no earlier than six months after the Term Loan Maturity Date, (iii) there shall be no scheduled principal payments for such Indebtedness prior to the maturity date thereof in excess of 1% of the initial aggregate principal amount thereof per annum, (iv) such Indebtedness shall otherwise be subject to customary terms and conditions, including intercreditor terms, satisfactory to Administrative Agents and the Syndication Agent (with Collateral Agent being hereby authorized to execute on behalf of the Secured Parties, an intercreditor agreement containing such satisfactory terms), (v) after giving effect to the incurrence of such Indebtedness, Company shall be in pro forma compliance with the financial covenants set forth in Sections 6.8(a), 6.8(b) and 6.8(d), (vi) no Default or Event of Default shall have occurred and be continuing or result from the incurrence of such Indebtedness, and (vii) the net proceeds of such Indebtedness shall be used to repay Revolving Loans then outstanding (without a reduction of the Revolving Commitments), to pay related fees and expenses, and, to the extent of any excess, for working capital and general corporate purposes."

      B. Section 6.1(b) of the Credit Agreement is hereby amended by deleting the word "and" at the end of clause (v) thereof, deleting the period at the end of clause (vi), inserting "; and" at the end of clause (vi), and inserting the following clause "(vii)" after clause (vi):

"(vii) (A) Indebtedness of Autocam Europe or its wholly-owned subsidiary organized under the laws of Poland (the "NEW POLISH SUBSIDIARY") to Company or a Guarantor Domestic Subsidiary in an aggregate principal amount outstanding at any time not to exceed $3,000,000 minus the amount of equity investments made pursuant to the proviso in Section 6.7(e) and (B) Indebtedness of the New Polish Subsidiary to Autocam Europe made with the proceeds of loans made to Autocam Europe under clause (A); provided, that (w) Company shall have complied with
Section 5.10 with respect to the New Polish Subsidiary; (x) any such intercompany loan is evidenced by an intercompany note (or other similar agreement appropriate under the laws of the Netherlands or Poland, as applicable, to evidence intercompany loans), which is pledged by the Company, the applicable Guarantor Domestic Subsidiary or Autocam Europe, as applicable, to secure the Obligations, (y) at such time as the aggregate amount of intercompany loans made to the New Polish Subsidiary pursuant to Section 6.1(b)(vii)(A) and (B) equals or exceeds $2,000,000, such intercompany loans shall be secured by assets of the New Polish Subsidiary in which security interests can legally and practicably be taken without the incurrence of excessive costs in relation to the value of the security afforded thereby as determined by the Administrative Agents and Syndication Agent and without causing adverse tax consequences for Company, reasonably determined by Company to be material; and (z) the proceeds of intercompany loans made to Autocam Europe under clause (A) above shall be used to make intercompany loans to the New Polish Subsidiary pursuant to clause (B) above."

      C. Section 6.2 of the Credit Agreement is hereby amended by (i) striking the word "and" where it appears in Section 6.2(n) and adding ", and (vii)" to the end thereof, and (ii) deleting the word "and" at the end of clause (p) thereof, deleting the period at the end of clause (q), inserting "; and" at the end of clause (q), and inserting the following clause "(r)" after clause (q):

            "(r) subordinated Liens on the Collateral securing Indebtedness permitted pursuant to Section 6.1(s)."

      D. Section 6.7(e) is hereby amended by striking the word "and" where it appears therein and inserting ", and Section 6.1(b)(vii), provided that the Company may make up to $1,000,000 of the Investments permitted under Section 6.1(b)(vii)(A) and the corresponding Investments permitted under Section 6.1(b)(vii)(B) in the form of equity Investments, rather than as intercompany loans)" after the reference to "Section 6.1(b)(i)-(iv)" therein.

      E. Section 6.8(a) of the Credit Agreement is hereby amended by deleting the table contained therein in its entirety and substituting the following table therefor:

FISCAL QUARTER ENDING              INTEREST COVERAGE RATIO
---------------------              -----------------------
September 30, 2004                        2.20:1.00
December 31, 2004                         2.20:1.00
March 31, 2005                            2.10:1.00
June 30, 2005                             1.80:1.00
September 30, 2005                        1.80:1.00
December 31, 2005                         1.80:1.00
March 31, 2006                            1.95:1.00
June 30, 2006                             2.10:1.00
September 30, 2006                        2.20:1.00
December 31, 2006                         2.25:1.00
March 31, 2007                            2.25:1.00
June 30, 2007                             2.25:1.00
September 30, 2007                        2.25:1.00
December 31, 2007                         2.50:1.00
March 31, 2008                            2.50:1.00
June 30, 2008                             2.50:1.00
September 30, 2008                        2.50:1.00
December 31, 2008 and each                2.90:1.00
Fiscal Quarter thereafter

Notwithstanding the foregoing, from and after the Section 1.2D Effective Date, the minimum required Interest Coverage Ratio shall decrease by .05 for the Fiscal Quarter ending June 30, 2005 and each Fiscal Quarter thereafter (for example, from and after the Section 1.2D Effective Date, the minimum required Interest Coverage Ratio for the Fiscal Quarter ending June 30, 2005 shall be 1.75:1.00 rather than 1.80:1:00 as described in the table above)."

      F. Section 6.8(b) of the Credit Agreement is hereby amended by deleting the table contained therein in its entirety and substituting the following table therefor:

FISCAL QUARTER ENDING                    LEVERAGE RATIO
---------------------                    --------------
September 30, 2004                          5.40:1.00
December 31, 2004                           5.40:1.00
March 31, 2005                              6.00:1.00
June 30, 2005                               6.65:1.00
September 30, 2005                          6.50:1.00
December 31, 2005                           6.50:1.00
March 31, 2006                              6.00:1.00
June 30, 2006                               5.50:1.00
September 30, 2006                          5.25:1.00
December 31, 2006                           5.00:1.00
March 31, 2007                              5.00:1.00
June 30, 2007                               5.00:1.00
September 30, 2007                          5.00:1.00
December 31, 2007                           4.50:1.00
March 31, 2008                              4.50:1.00
June 30, 2008                               4.50:1.00
September 30, 2008                          4.50:1.00
December 31, 2008                           3.75:1.00
March 31, 2009                              3.75:1.00
June 30, 2009                               3.75:1.00
September 30, 2009                          3.75:1.00

December 31, 2009 and each Fiscal              3.25:1.00
Quarter thereafter

      G. Section 6.8(d) of the Credit Agreement is hereby renumbered as Section 6.8(e), references in the Credit Agreement to "Section 6.8(d)" (other than references inserted by the First Amendment) are hereby amended to read "Section 6.8(e)", and the following is inserted as Section 6.8(d) of the Credit
Agreement:

      "(d) Senior Leverage Ratio. Holdings shall not permit the Senior Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending March 31, 2005, to exceed the correlative ratio indicated:

FISCAL QUARTER ENDING                    SENIOR LEVERAGE RATIO
---------------------                    ---------------------
March 31, 2005                                 3.50:1.00
June 30, 2005                                  3.50:1.00
September 30, 2005                             3.50:1.00
December 31, 2005                              3.50:1.00
March 31, 2006                                 3.25:1.00
June 30, 2006                                  3.25:1.00
September 30, 2006                             3.00:1.00
December 31, 2006                              3.00:1.00
March 31, 2007                                 3.00:1.00
June 30, 2007                                  3.00:1.00
September 30, 2007                             3.00:1.00
December 31, 2007                              2.50:1.00
March 31, 2008                                 2.50:1.00
June 30, 2008                                  2.50:1.00
September 30, 2008                             2.50:1.00
December 31, 2008                              2.25:1.00
March 31, 2009                                 2.25:1.00
June 30, 2009                                  2.25:1.00

September 30, 2009                             2.25:1.00
December 31, 2009 and each Fiscal              2.00:1.00
Quarter thereafter

1.4   AMENDMENT TO SECTION 9- AGENTS.

      A. Section 9.9(a) of the Credit Agreement is hereby amended by deleting "and (ii)" and inserting the following immediately after "Autocam Corporation".

", (ii) Autocam Europe if and when it grants a Lien to Collateral Agent pursuant to Dutch Law, and (iii)"

1.5   AMENDMENTS TO SECTION 10 - MISCELLANEOUS.

      A. Section 10.5(a) of the Credit Agreement is hereby amended by inserting the following sentence at the end of such Section:

"Notwithstanding the foregoing, this Agreement and the other Credit Documents may be amended (or amended and restated) solely with the written approval of the Administrative Agents, Borrowers and the Lenders of the Additional Term Loans to implement the Additional Term Loans permitted by Section 2.1(c)."

SECTION 2. WAIVER

      A. The Lenders hereby waive any noncompliance with Section 6.5 of the Credit Agreement that may have occurred due to certain Option Merger Consideration being paid after the Closing Date rather than on the Closing Date as contemplated by the Credit Agreement.

      B. The waiver set forth in Section 2A (the "WAIVER") shall be limited precisely as written and relate solely to any technical noncompliance by the Company with Section 6.5 of the Credit Agreement that may have occurred in the manner and to the extent described above, and nothing in this Waiver shall be deemed to: (i) constitute a waiver of compliance by the Company with respect to
(a) Section 6.5 of the Credit Agreement in any other instance or (b) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or (ii) prejudice any right or remedy that any Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Waiver) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

SECTION 3. CREDIT PARTIES' REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this First Amendment, each Credit Party represents and warrants to each Lender that the following statements are true, correct and complete:

                  (a) each Credit Party has all requisite corporate power and authority to enter into this First Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this First Amendment (the "AMENDED AGREEMENT");

                  (b) the execution and delivery of this First Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate, and if required, stockholder, action on the part of each Credit Party;

                  (c) the execution and delivery by each Credit Party of this\ First Amendment and the performance by each Credit Party of the Amended Agreement do not and will not (i) violate the organizational documents of any Credit Party, (ii) violate any provision of any law or any governmental rule or regulation applicable to any Credit Party, or any order, judgment or decree of any court or other agency of government binding on any Credit Party, (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require a prepayment, repurchase or redemption under any Contractual Obligation of any Credit Party, (iv) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Credit Party (other than Liens created under any of the Credit Documents in favor of Collateral Agent on behalf of Lenders and other Liens permitted under the Amended Agreement), or (v) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Credit Party or any of its Subsidiaries, except with respect to the foregoing clauses (ii), (iii) and (v) above, such violations, conflicts, breaches, defaults or failures to obtain approvals or consents which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (d) the execution and delivery by any Credit Party of this First Amendment and the performance by any Credit Party of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for registrations, consents, approvals, notices and other actions the failure to obtain or take have not and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (e) this First Amendment and the Amended Agreement have been duly executed and delivered by each Credit Party and are the legally valid and binding obligations of each Credit Party, enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability;

                  (f) after giving effect to Sections 1 and 2 hereof, the representations and warranties contained in Section 4 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the date hereof and the First Amendment Effective Date (as defined below) to the same extent as though made on and as of such dates, except (i) to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date, (ii) the reference to "Projections" in Section 4.8 of the Credit Agreement shall be deemed to refer to the revised projections delivered to the Agents and the Lenders in connection with this First Amendment, and
      (iii) the reference in Section 4.9 of the Credit Agreement to "December 31, 2003" shall be deemed to be a reference to "December 31, 2004".

            (ii) after giving effect to Sections 1 and 2 hereof, no event has occurred and is continuing that would constitute an Event of Default or a Default.

SECTION 4. CONDITIONS TO EFFECTIVENESS

      Sections 1 and 2 of this First Amendment (other than Section 1.2D hereof) shall become effective only upon the satisfaction of all of the following conditions precedent, but in no event earlier than April 8, 2005 (the later of the date of satisfaction of such conditions and April 8, 2005 being referred to herein as the "FIRST AMENDMENT EFFECTIVE DATE"):

     A. REPRESENTATIONS AND WARRANTIES. On the First Amendment Effective Date,
(a) after giving effect to Sections 1 and 2 hereof, the representations and warranties contained in Section 3 hereof shall be true and correct as of such date, as though made on and as of such date; (b) after giving effect to Sections 1 and 2 hereof, no Default or Event of Default shall then exist; and (c) the Company shall deliver to General Administrative Agent a certificate signed by a responsible officer of Company confirming the foregoing.

      B. CORPORATE DOCUMENTS. On or before the First Amendment Effective Date, each Credit Party shall have delivered to Lenders (or to General Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the First Amendment Effective Date:

                  (a) An officer's certificate of such Credit Party certifying that organizational documents of such Credit Party as delivered to General Administrative Agent on the Closing Date, are in full force and effect and have not been amended or modified in any respect since the Closing Date;

                  (b) Resolutions of its Board of Directors or other authorizing body or Person approving and authorizing the execution, delivery and performance of this First Amendment, certified as of the First Amendment Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment;

                  (c) Signature and incumbency certificates of the officers of such Person executing this First Amendment; and

                  (d) Executed originals of this First Amendment from Holdings, Company, European Borrower and each Credit Party.

      C. LITIGATION. No action, suit, investigation, litigation or proceeding by any entity (private or governmental) before any court, arbitration or governmental authority shall be pending or, to the knowledge of Company, threatened with respect to this First Amendment, any other Credit Document or any other documentation executed in connection herewith or with respect to the transactions contemplated hereby, or which could reasonably be expected to have a Material Adverse Effect.

      D. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by General Administrative Agent, acting on behalf of Lenders, Syndication Agent and their counsel shall be satisfactory in form and substance to General Administrative Agent, Syndication Agent and such counsel, and General Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as General Administrative Agent may reasonably request.

      E. FEES AND EXPENSES. Company shall have paid all reasonable fees and expenses of Administrative Agents and Syndication Agent (including, without limitation, the reasonable fees and disbursements of O'Melveny & Myers LLP) in connection with this First Amendment and the documents and transactions related hereto, and any fees separately agreed upon among Company and Syndication Agent. The General Administrative Agent shall have received payment, for the account of each Lender that executes this First Amendment on or before 5:00 p.m. Eastern Standard Time on April 11, 2005, of an amendment fee equal to 0.25% of the sum of such Lender's Revolving Exposure and the principal amount of Term Loans held by such Lender on the First Amendment Effective Date.

      F. REQUISITE LENDER APPROVAL. On or prior to the First Amendment Effective Date, the Requisite Lenders shall have executed and delivered counterparts to this First Amendment.

SECTION 5. CONDITIONS TO EFFECTIVENESS - SECTION 1.2(D)

Section 1.2D of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date on which such conditions precedent are satisfied being the "SECTION 1.2D EFFECTIVE DATE"):

      A. FIRST AMENDMENT EFFECTIVE DATE. The First Amendment Effective Date shall have occurred.

      B. AFFECTED LENDER APPROVAL. Each Lender with European Term Loan Exposure shall have executed and delivered a counterpart to this First Amendment.

SECTION 6. ACKNOWLEDGEMENT AND CONSENT

Each of Company, Holdings, European Borrower and each Guarantor (each individually a "CREDIT SUPPORT PARTY" and collectively, the "CREDIT SUPPORT PARTIES") has read this First Amendment and consents to the terms hereof and agrees that all references to the Credit Agreement in all Credit Documents shall be deemed to mean the Credit Agreement as amended by this First Amendment, and each Credit Support Party further hereby confirms and agrees that the obligations of such Credit Support Party under, and the Liens granted by such Credit Support Party as collateral security for the indebtedness, obligations and liabilities evidenced by the Credit Agreement and the other Credit Documents pursuant to, each of the Credit Documents to which such Credit Support Party is a party shall not be impaired by the effectiveness of this First Amendment and each of the Credit Documents to which such Credit Support Party is a party is, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

SECTION 7. MISCELLANEOUS

      A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

            (i) On and after the effective date of this First Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement and each reference in the other Credit Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

            (ii) Each reference in other Credit Documents to defined terms in the Credit Agreement shall be to the defined terms in the Credit Agreement as amended hereby.

            (iii) Except as specifically amended by this First Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

            (iv) The execution, delivery and performance of this First Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Administrative Agent or any Lender under the Credit Agreement or any of the other Credit Documents.

      B. FEES AND EXPENSES. Company acknowledges that all costs, fees and expenses as described in Section 10.2 of the Credit Agreement incurred by Agents and their counsel with respect to this First Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

      C. HEADINGS. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose or be given any substantive effect.

      D. APPLICABLE LAW. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

      E. COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                               AUTOCAM CORPORATION

                                               By: _____________________________

                                               Name:  Warren A. Veltman

                                               Title:  Treasurer and Secretary

                                               AUTOCAM FRANCE, SARL

                                               By: _____________________________

                                               Name:  John C. Kennedy

                                               Title:  Co-Manager

                                               TITAN HOLDINGS, INC.

                                               By: _____________________________

                                               Name:  Warren A. Veltman

                                               Title:  Treasurer and Secretary

                                               AUTOCAM-PAX, INC.

                                               By: _____________________________

                                               Name: Warren A. Veltman

                                               Title: Treasurer and Secretary

                                               AUTOCAM SOUTH CAROLINA, INC.

                                               By: _____________________________

                                               Name:  Warren A. Veltman

                                               Title:  Treasurer and Secretary

                                               AUTOCAM GREENVILLE, INC.

                                               By: _____________________________

                                               Name:  Warren A. Veltman

                                               Title:  Treasurer and Secretary

                                               AUTOCAM ACQUISITION, INC.

                                               By: _____________________________

                                               Name:  Warren A. Veltman

                                               Title:  Treasurer and Secretary

                                               AUTOCAM LASER TECHNOLOGIES, INC.

                                               By: _____________________________

                                               Name:  Warren A. Veltman

                                               Title:  Treasurer and Secretary

                                               AUTOCAM-HAR, INC.

                                               By: _____________________________

                                               Name:  Warren A. Veltman

                                               Title:  Treasurer and Secretary

                                               AUTOCAM INTERNATIONAL, LTD.

                                               By: _____________________________

                                               Name:  Warren A. Veltman

                                               Title:  Treasurer and Secretary

                                               AUTOCAM INTERNATIONAL SALES
                                               CORPORATION

                                               By: _____________________________

                                               Name:  Warren A. Veltman

                                               Title:  Treasurer and Secretary

                                               AUTOCAM EUROPE B.V.

                                                       BY:  AUTOCAM CORPORATION,
                                                       AS MANAGING DIRECTOR

                                               By: _____________________________

                                               Name:  Warren A. Veltman

                                               Title:  Treasurer and Secretary

                                               GOLDMAN SACHS CREDIT
                                               PARTNERS L.P.,

                                               as Syndication Agent and a Lender

                                               By: _____________________________

                                               Name:

                                               Title:

                                    CITICORP NORTH AMERICA, INC.,

                                    as General Administrative Agent, Collateral
                                    Agent, and a Lender

                                    By: _____________________________

                                    Name:  David Bouton

                                    Title:  Vice President

                                               CITIBANK INTERNATIONAL PLC,

                                               as European Administrative Agent

                                               By: _____________________________

                                               Name:

                                               Title:

LENDERS:

                                               _________________________________
                                                        [Name of Lender]

                                               By: _____________________________

                                               Name: ___________________________

                                               Title: __________________________